                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)

                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             Multi-Color Corporation
                (Name of Registrant as Specified In Its Charter)

                             Multi-Color Corporation

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)       Title of each class of securities to which transaction applies:

      2)       Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

      4)       Proposed maximum aggregate value of transaction:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)       Amount Previously Paid:

      2)       Form, Schedule or Registration Statement No.:

      3)       Filing Party:

      4)       Date Filed:

                             MULTI-COLOR CORPORATION

                    Notice of Annual Meeting of Shareholders
                           To be Held August 12, 1996

Dear Shareholder:

       We are pleased to invite you to attend our Annual Shareholders' Meeting to be held at the offices of Multi-Color Corporation, 205 West Fourth Street, Cincinnati, Ohio on, Monday, August 12, 1996, noon, Eastern time.

         The purposes of this Annual Meeting are:

         1.   To elect six directors to serve for the next year;
         2. To ratify the appointment of Grant Thornton LLP as the Company's independent public accountants for fiscal year 1997; and
         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Following the business portion of the meeting, I will briefly review our operations. The Company's directors and executive officers will also be available at such time to respond to your inquiries and to discuss the Company with you.

                                          Yours truly,

                                          John C. Court

                                          President and Chief Executive Officer

Dated:  June 28, 1996

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OR REVOCATION, THE SUBMISSION OF A LATER PROXY,
 OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                             MULTI-COLOR CORPORATION

                             205 West Fourth Street
                             Cincinnati, Ohio 45202

                            Telephone (513) 381-1480

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                                 August 12, 1996

                                  INTRODUCTION

        The Board of Directors of Multi-Color Corporation ("Multi-Color" or the "Company") is requesting your Proxy for the Annual Meeting of Shareholders on August 12, 1996 and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of the Proxy Statement and the accompanying Proxy Card is June 28, 1996.

                            VOTING AT ANNUAL MEETING

General
- -------

         Shareholders may vote in person or by proxy at the meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely "FOR" Item 2 and "FOR" the nominees for director named herein. Absentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the meeting.

         As of June 24, 1996, the record date for determining shareholders entitled to notice of and to vote at the meeting, Multi-Color had 2,276,429 shares of Common Stock outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on June 24, 1996, will be entitled to vote at the meeting.

Principal Shareholders
- ----------------------

         The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of June 24, 1996:

                                        Amount and Nature of                                   Percent
Name of Beneficial Owner                Beneficial Ownership                                   of Class
- ------------------------                --------------------                                   --------
John C. Court                              582,262(1)(2)(3)(4)                                  23.9%
Burton D. Morgan                           399,947(3)                                           17.5%
John D. Littlehale                         195,306(1)(2)(3)(4)                                   8.4%
Label Venture Group LLC                    525,000(5)                                           18.7%
Dimensional Fund                           139,800(6)                                            6.1%
Advisors Inc.

         The business address of Label Venture Group LLC is 650 Madison Avenue, 21st Floor, New York, New York 10022. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The business address of all other persons is 205 West Fourth Street, Cincinnati, Ohio 45202.

(1) Does not include 5,602 shares owned by the Multi-Color Stock Purchase Plan of which John C. Court and John D. Littlehale are trustees.

(2) Does not include 22,998 shares held by Multi-Color Salaried Employees Profit Sharing/401(k) Retirement Savings Plan of which John C. Court and John D. Littlehale are trustees.

(3) Included in the amount of Common Stock beneficially owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days: Mr. Morgan - 5,000 shares, Mr. Court - 116,000 shares and Mr. Littlehale - 35,800 shares.

(4) Included in the amount of Common Stock beneficially owned are the following shares of Common Stock issuable upon conversion of the Company's Series B Convertible Preferred Stock: Mr. Court - 39,730 shares and
     Mr. Littlehale - 13,240 shares.

(5) Includes 525,000 shares of Common Stock issuable upon conversion of the Company's Series A Convertible Preferred Stock. Louis M. Perlman, a Director of the Company, is a co-manager of Label Venture Group LLC and owns an 18.7% equity interest in such limited liability company.

(6) All shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

Election of Directors
- ---------------------

         The Company's Code of Regulations requires that the Board of Directors consist of at least three members with the exact number to be established by shareholders or the Board of Directors. The Board of Directors has established a board consisting of six directors.

         The Board is nominating for reelection all current Directors namely, Burton D. Morgan, John C. Court, John D. Littlehale, David H. Pease, Jr., Lorrence T. Kellar, and Louis M. Perlman. Pursuant to the terms of the Company's Series A Convertible Preferred Stock, (the "Series A Preferred"), the holders of the Series A Preferred are entitled to elect one member to the Company's Board of Directors. Mr. Perlman was elected to the Board of Directors in May, 1996 as the Board designee of the holders of the Series A Preferred, and has been nominated for reelection by the holders of the Series A Preferred as the designee of the Series A Preferred. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting.

         In voting to elect directors, shareholders are not entitled to cumulate their votes.

         Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Ratification of Appointment of Accountants
- ------------------------------------------

         Effective March 1, 1996, the Company, through the action of its audit committee, engaged Grant Thornton LLP as the Company's independent auditors for the fiscal year ended March 31, 1996. The Company informed its previous accountants, Arthur Andersen LLP, of its dismissal on March 1, 1996. The Board of Directors appointed Grant Thornton LLP as its independent public accountants for fiscal 1997. Although not required by law, the Board is seeking shareholder ratification of its selection. An affirmative vote of a majority of shares voting at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Grant Thornton LLP at least through fiscal 1997. Representatives of Grant Thornton LLP are expected to be present at the Shareholders' Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

         In connection with the audits of the two fiscal years ending April 2, 1995 and during subsequent interim periods, there have been no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the matter in their report, except as follows. In connection with Arthur Andersen LLP's report dated June 28, 1995, which is more fully described below, the Company and Arthur Andersen LLP disagreed as to the extent of modifications that would be appropriate to the Company's then existing bank loan covenants so to enable the Company to comply with such covenants during fiscal 1996 as well as cure the then existing events of noncompliance. The disagreement was resolved to the satisfaction of Arthur Andersen LLP. Arthur Andersen LLP discussed the subject matter of the disagreement with the Company's management and members of the Company's Audit Committee and Board of Directors. The Company has authorized Arthur Andersen LLP to respond fully to the inquiries of Grant Thornton, LLP concerning the subject matter of the disagreement.

         The reports of Arthur Andersen LLP on the consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that the report dated June 28, 1995 contained the following statement:

         As discussed in Notes 1 and 3 to the financial statements, the Company has suffered recurring losses from operations, is in violation of certain loan covenants that give the lenders the right to accelerate the due date of their loans, and has a net working capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern.

Other Matters
- -------------

         Any other matters considered at the meeting including adjournment will require the affirmative vote of a majority of shares voting.

Voting by Proxy
- ---------------

         All proxies properly signed will, unless a different choice is indicated, be voted "FOR" the election of all nominees for Directors proposed by the Board of Directors and "FOR" ratification of the selection of independent public accountants.

         If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Shareholder Proposals
- ---------------------

         Shareholders who desire to have proposals included in the Notice for the 1997 Shareholders' Meeting must submit their proposals to Multi-Color at its offices on or before February 28, 1997.

Directors and Executive Officers
- --------------------------------

         The directors and executive officers of Multi-Color as of June 28, 1996 are:

                                                                                       Common Stock
                                                                                    Beneficially Owned(1)

         Name and Age                      Position                  Amount            Percentage
         ------------                      --------                  ------            ----------
Burton D. Morgan(2)                     Chairman of the             399,947              17.5%
80                                      Board of Directors

John C. Court(2)(3)(7)                  President, Chief            582,262              23.9%
54                                      Executive Officer
                                        and Director

John D. Littlehale(2)(4)                Vice President of           195,306               8.4%
42                                      Manufacturing and
                                        Director

Lorrence T. Kellar(3)(4)(5)             Director                     39,352               1.7%
58

David H. Pease, Jr.(3)(4)(5)            Director                     36,352               1.6%
67

Louis M. Perlman(2)(6)                  Director                    525,000              18.7%
49

William R. Cochran                      Vice President,               7,500                  *
43                                      Chief Financial
                                        Officer

John R. Voelker                         Vice President Sales         86,674               3.8%
53                                      & Marketing

All Executive Officers and                                        1,872,393              60.7%
Directors as a group (Eight
Persons)

1.       Included in the amount of Common Stock Beneficially Owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days: Mr. Morgan - 5,000 shares, Mr.
         Court - 116,000 shares, Mr. Littlehale - 35,800 shares, Mr. Kellar -
         15,000 shares, Mr. Pease - 15,000 shares and Mr. Cochran - 5,000 shares.
2.       See "Principal Shareholders"
3.       Included in the amount of Common Stock Beneficially Owned are the following shares of Common Stock issuable upon exercise of the
         Company's Series B Convertible Preferred Stock: Mr. Court - 39,730
         shares, Mr. Littlehale - 13,240 shares, Mr. Kellar - 19,860 shares and
         Mr. Pease - 19,860 shares.
4.       Audit Committee Member
5.       Compensation Committee Member
6.       Mr. Perlman is the co-manger of Label Venture Group LLC. Except through his 18.7% equity interest in Label Venture Group LLC and certain management fees payable by Label Venture to Mr. Perlman, Mr. Perlman disclaims beneficial ownership of the securities held of record by
         Label Venture Group LLC.
7.       Includes 80,000 shares beneficially owned pursuant to the Deferred Compensation Agreement.

*        Less than 1%

         Mr. Morgan has been Chairman of the Board of Directors of the Company since 1985 and President of Basic Search, Inc., an Ohio-based venture capital firm, since its founding in 1977. Mr. Morgan founded two companies which produce adhesive label stock. Mr. Morgan continues to serve as a director of one of these companies, Morgan Adhesives, Inc.

         Mr. Court has served the Company as President and Chief Executive Officer and as a Director since 1985. Prior to forming Multi-Color Corporation and since 1982, Mr. Court had been a Vice President-Corporate Finance of Gradison & Co., Inc., a Cincinnati-based investment banking firm. Prior to 1982, Mr. Court was Chief Financial Officer of N-Ren Corporation, a private chemical company, for six years and was a Vice President of First National Bank of Chicago for three years.

         Mr. Littlehale joined the Company as Secretary/Treasurer in 1985. In 1992, Mr. Littlehale was appointed Vice President Corporate Quality, in November 1993, Vice President and General Manager Multi-Color Graphics, and in June, 1995, Vice President of Manufacturing. Mr. Littlehale has been a Director of the Company since 1985.

         Mr. Kellar was appointed a Director of the Company in January 1988. Mr. Kellar has been Vice President, Real Estate of Kmart Corporation since April, 1996. Prior to that time, he served as Group Vice President of The Kroger Co., having joined the company in 1965. His prior positions with The Kroger Co. included Vice President of Corporate Development and Vice President-Treasurer.

        Mr. Pease has served as a Director of the Company since March 1987. He is the Chairman and Chief Executive Officer of Pease Industries, Inc., a Cincinnati-based manufacturer of residential building products and has held these positions since 1980.

        Mr. Perlman was elected to the Company's Board of Directors in May, 1996 as the Board representative of the Series A Preferred. Mr. Perlman started as a consultant to the metals and minerals industry and subsequently expanded into real estate and other investments, including a group of trade publications specializing in the chemical industry which included Chemical Week. For over five years, Mr. Perlman has been the President of Lazam Partners Ltd, which invests in real estate.

        Mr. Cochran was appointed Vice President, Chief Financial Officer of the Company in June of 1994. Prior to joining Multi-Color, Mr. Cochran was Chief Financial Officer of AluChem, Inc. from 1990 to 1994. From 1986 to 1990,
Mr. Cochran was employed in various accounting functions for Libby Owens Ford.

        Mr. Voelker was appointed Vice President of Sales and Marketing of the Company in June of 1995. Prior to that time Mr. Voelker served as the Company's Vice President National Accounts from 1992 to 1995 and Vice President Multi-Color Graphics from 1989 to 1992.

Board and Committee Actions; Compliance With Section 16 of The Exchange Act
- ---------------------------------------------------------------------------

         The Board of Directors met seven (7) times during fiscal 1996 and took action in writing on one (1) occasion.

         The Audit Committee is responsible for reviewing the Company's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationship between the Company and its outside accountants. This committee was established in June of 1988 and met two (2) times in fiscal 1996. The Compensation Committee is responsible for establishing compensation levels for management. The Compensation Committee met one (1) time during fiscal 1996. The Board of Directors does not have a nominating committee.

         Directors who are not employees for the Company receive non-qualified options to purchase 1,000 shares per year for serving as a Director plus $750 for each meeting attended. Committee chairman receive 2,000 non-qualified stock options per year per committee, up to a total of 3,000 non-qualified stock options per fiscal year. Directors who are employees of the Company are not separately compensated for serving as a Director.

         Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, the Company believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the
Section 16 reporting requirements, except that Mr. Court failed to timely report the purchase of 3,000 shares of Common Stock.

Compensation Committee Report on Executive Compensation
- -------------------------------------------------------

Executive Compensation Policies
- -------------------------------

         The Company's policies on executive compensation are designed to encourage and motivate its executive officers to achieve both short-term and long-term operating, financial and strategic goals, and thereby build shareholder value on a steady but aggressive basis. To that end, senior executive compensation packages are increasingly weighted towards incentive plans that emphasize stock ownership and bonus compensation arrangements which serve to align more closely the interests of management with shareholders. It is also the policy of the Committee to reward superior corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives.

         The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a public company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is "performance-based" and approved by the shareholders. The Committee does not believe any action is required by the Company or its shareholders in order for the compensation paid to its executive officers to meet the requirements for deductibility.

Salaries
- --------

         The Committee believes it is important to maintain executive salaries at competitive levels, and relies heavily on comparisons with other regional companies of similar size. In determining salary adjustments for executive officers, the Committee takes into account, among other things, the salaries paid by comparable regional companies as reported in a study commissioned by the Company from a local consultant. The Committee believes these materials provide a broad representation of salaries paid in the region, which gives the Committee a reasonable basis for establishing salary levels and adjustments.

         Salary levels and adjustments targeted are the average of the reported ranges. In establishing current salaries, the Committee took into account the Company's recent performance based on certain general financial and operational criteria. The Committee did not, however, base its decisions on salary levels or adjustments on specific quantifiable performance goals or targets, but attempted to maintain salaries at a level which will allow the Company to compete in the marketplace for executive talent. In addition, the Committee did not compare the Company's executive compensation with the levels of compensation paid by companies in the Media General NASDAQ Market Index or the Media General MG Industry Group 093-Printing Index, nor did the Committee attempt to correlate executive compensation levels with the Company's relative performance as shown in the financial performance graph contained in this Proxy Statement.

         With respect to the salary paid to Mr. Court, the Committee utilized the salary data, Company performance and the other factors described above. In addition, the committee evaluated Mr. Court's ability to develop and implement strategic plans for company growth and profitability. The Committee determined that his salary is appropriate in light of these factors.

Annual Bonuses
- --------------

         In its consideration of annual bonus awards, the Committee utilized the compensation survey mentioned above, but relied on such data to a lesser extent than in its review of the salary component.

Stock Options
- -------------

         The Company's Stock Option Plans (the "1985 and 1987 Plans") are the principal means by which long-term incentive compensation is provided for key officers and employees of the Company and the interests of these persons are brought more closely into tandem with the interests of shareholders. The Plans are administered by a committee comprised of outside directors Pease (Chairperson) and Kellar, both of whom serve on the Compensation Committee as well.

         The Company's policies on executive compensation are applicable to the Stock Option Committee, and all decisions regarding the number, pricing, timing and the recipients of stock option grants are coordinated with the Compensation Committee. The Stock Option Committee does not attempt to correlate the award of stock options with practices followed by other comparable companies.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION AND STOCK OPTION COMMITTEES, LORRENCE T. KELLAR AND DAVID H. PEASE, JR. (CHAIRPERSON)

         The following table sets forth the compensation paid by Multi-Color for fiscal years 1996, 1995 and 1994 to its Chief Executive Officer and Executive Officers whose compensation in fiscal year 1996 was in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term
                                                                                          Compensation
                                              Annual Compensation                            Awards

                                                                                           Securities
Name and                                                              Other Annual         Underlying          All Other
Principal Position          Year      Salary(1)        Bonus       Compensation(2)         Options (#)     Compensation(3)
- ------------------          ----      ---------        -----       ---------------         -----------     ---------------
John C. Court               1996      $188,335        $45,000           $33,500              25,000              $53,750
President                   1995       200,004            -0-            30,000                 -0-               37,976
Chief Executive Officer     1994       200,004            -0-             3,000                 -0-               31,930

John D. Littlehale          1996      $ 94,177        $25,000           $ 8,500              10,000              $ 2,825
Vice President              1995        86,883             -0-            7,300                 -0-                2,606
Manufacturing               1994        85,008             -0-              700                 -0-                1,500

John R. Voelker             1996      $ 93,893        $25,000           $ 2,700              10,000              $ 2,817
Vice President              1995        92,832             -0-              -0-                 -0-                2,785
Sales and Marketing         1994        79,008             -0-              -0-                 -0-                  -0-

William R. Cochran          1996      $ 84,174        $21,250           $ 2,300               5,000              $ 2,945
Vice President              1995(4)     72,242         14,000               -0-              17,500                1,376
Finance/CFO                 1994(4)       -0-            -0-                -0-                 -0-                  -0-


1. Multi-Color maintains a deferred compensation plan for certain key employees and executives, the terms of which allow these employees to defer all or a portion of their annual bonuses and to receive market rates of interest on their deferred compensation.

2. The Company has established a supplemental retirement program for key executives based on a percentage of the executive's salary. The percentage ranges from 8% to 15% of compensation. In fiscal 1996, Mr. Court received $33,500; Mr. Littlehale received $8,500; Mr. Voelker received $2,700 and Mr. Cochran received $2,300, representing a percentage of salary plus accrued interest under this plan.

3. All other compensation includes the Company's contribution to the Multi-Color 401-k profit sharing retirement savings plan (the "Retirement Plan"), the Multi-Color Corporation 1989 Employee Stock Purchase Plan and interest earned through the deferred compensation plan. Fiscal 1996 amounts are comprised of the Company's contributions under the Retirement Plan of $4,245 for Mr. Court; $2,825 for Mr. Littlehale; $2,817 for Mr. Voelker; and $2,945 for Mr. Cochran and $49,505 of interest on deferred compensation for Mr. Court.

4. Mr. Cochran was not employed by the Company during fiscal year 1994, and was employed by the Company for ten months during fiscal year 1995.

         The Company maintains stock option plans which authorize the issuance of incentive and non-qualified stock options. Options granted under the plans contain such terms and conditions as are established by the Board of Directors at the time of the grant. All outstanding options generally have either six year or five year terms and vest twenty percent over five years in the case of six year options and twenty-five percent per year over four years in the case of five year options.

                        OPTION GRANTS IN LAST FISCAL YEAR
                        ---------------------------------

                                                                                            Potential Realized Value of
                                                                                            Assumed Annual Rates of Price
                                                                                            Appreciation for Option Term
                                                                                            -----------------------------
                                       % of Total
                                         Options
                                       Granted for
                         Options        Employees      Exercise Price      Expiration
Individual Grants        Granted      in Fiscal Year    ($/Per Share)         Date               5%               10%
- -----------------        -------     ---------------    -------------         ----               --               ---
John C. Court            25,000           42%              $2.625          12/18/2000         $18,131          $40,065
John D. Littlehale       10,000           17%              $2.625          12/18/2000           7,252           16,026
John R. Voelker          10,000           17%              $2.625          12/18/2001           8,928           20,253
William R. Cochran        5,000            8%              $2.625          12/18/2001           4,464           10,127


         No options were exercised during the last fiscal year by any of the individuals named in the above compensation table.

Performance Graph
- -----------------

         The following performance Graph compares the Company's cumulative total shareholder return from March 31, 1991 through March 31, 1996, to that of the Media General NASDAQ Market Index, a broad market index, and Media General MG Industry Group 093 - Printing, an index of printing industry peer companies.

         The Graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on March 31, 1991 and that all dividends were reinvested. Stock price performances shown in the Graph are not indicative of future price performances. This data was furnished by Media General Financial Services.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG MULTI-COLOR CORPORATION, MEDIA GENERAL NASDAQ MARKET INDEX AND MEDIA GENERAL MG INDUSTRY GROUP 093-- PRINTING


                                                               Media General                   Media General MG
        Measurement Period               Multi-Color           Nasdaq Market                    Industry Group
       (Fiscal Year Covered)             Corporation               Index                         093-Printing
       ---------------------             -----------           -------------                   ----------------
          Measurement Pt.
             03/31/91                      $100.00                $100.00                           $100.00
             03/29/92                        92.50                 105.40                            108.00
             03/28/93                        85.00                 117.95                            122.97
             04/03/94                       100.00                 136.32                            115.32
             04/02/95                        40.00                 144.62                            128.08
             03/31/96                        45.00                 194.52                            151.55

Certain Transactions
- --------------------

         On May 2, 1996, Label Venture Group LLC, a Delaware limited liability company of which Louis M. Perlman is a co-manager purchased 52,500 shares of the Company's Series A Preferred for an aggregate purchase price of $2,625,000. Each share of Series A Preferred is immediately convertible into ten shares of the Company's Common Stock. The Series A Preferred bears a preferred dividend of $4.25. The Company has the right to redeem the Series A Preferred starting in May, 1998. The holders of the Series A Preferred have the right to elect one member to the Company's Board of Directors. Additionally, if the Company defaults in the payment of dividends for four full quarters, the holders of the Series A Preferred have the right to elect two additional members to the Company's Board of Directors.

         On October 3, 1995, the Company issued Subordinated Convertible Promissory Notes (the "Notes") to John C. Court, John D. Littlehale, Lorrence T. Kellar and David H. Pease, Jr. in the principal amounts of $150,000, $50,000, $75,000 and $75,000, respectively. The Notes were converted in the Company's Series B Convertible Preferred Stock (the "Series B Preferred"). In the conversion, Messrs. Court, Littlehale, Kellar and Pease received 3,973, 1,324, 1,986 and 1,986 shares of the Series B Preferred respectively. Each share of Series B Preferred is convertible into ten shares of the Company's Common Stock. The Series B Preferred bears a preferred dividend of $4.25 per share. The Company has the right to redeem the Series B Preferred starting in May, 1998.

                                  OTHER MATTERS

         Multi-Color is not aware of any other matters to be presented at the meeting other than those specified in the notice.

         By order of the Board of Directors.

                                                         John D. Littlehale
                                                         Secretary

                                                         June 28, 1996

                                   MULTI-COLOR CPRPORATION

                                  PROXY FOR ANNUAL MEETING


The undersigned appoints JOHN C. COURT and JOHN D. LITTLEHALE, or either one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the meeting of the Annual Meeting of Shareholders of Multi-Color Corporation to be held on August 12, 1996 at 12 noon Eastern Time at the offices of the Corporation, 205 West Forth Street, Cincinnati, Ohio 45202 and any adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.   Authority to elect as directors the six (6) nominees listed below.

                              FOR________       WITHHOLD AUTHORITY_______

     BURTON D. MORGAN, JOHN C. COURT, JOHN D. LITTLEHALE, DAVID H. PLEASE, JR, LORRENCE T. KELLAR, AND LOUIS M. PERLMAN
     WRITE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS
     WITHHELD_______________________________________________

2. Ratification of the appointment of Grant Thornton LLP as independent public accountants for fiscal 1997.

             FOR______            AGAINST_______              ABSTAIN_______
THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

      (This proxy is continued and is to be signed on the reverse side)

                                                  Date__________________,1996
                                                  ___________________________
                                                  ___________________________

                                 (Important: Please sign exactly as name appears
                                  hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)









               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS